Safeco(R) and the Safeco logo are trademarks of Safeco Corporation.


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                                                   Safeco Life Insurance Company
                                                   P.O. Box 3882
                                                   Seattle, WA 98124-3882
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This is a legal Contract between the Owner (referred to in this Contract as
"you" and "your") and Safeco Life Insurance Company (referred to in this
Contract as "Safeco Life", "our", "us", and "we"). Safeco Life is a stock company with its Home Office in Redmond, Washington.

This Contract is issued in consideration of the application and payment of the initial Purchase Payment. Safeco Life will make annuity payments, beginning on the Annuity Date, or pay a death benefit, subject to the terms of this Contract. Safeco Life has executed and attested this Contract as of the contract date at our Home Office in Redmond, Washington.

If you have questions, comments, or complaints, please contact Safeco Life at 1-800-4SAFECO (472-3326).


                          READ YOUR CONTRACT CAREFULLY

Right to Examine the Contract: [If for any reason you are not satisfied with this Contract, you may return it within 10 days from the date you received it to Safeco Life or to the registered representative who sold you this Contract. When we receive this Contract, we will refund your contract value, your Purchase Payments, or the greater of the two, depending on your state's requirements. In states where we are required to return Purchase Payments, we reserve the right to allocate all Purchase Payments designated for the various Portfolios to the Safeco RST Money Market Portfolio until the Contract is 15 days old.]








Signed for Safeco Life Insurance Company by:

/s/ C.B. Mead                                              /s/ Randall H. Talbot
C.B. Mead                                                      Randall H. Talbot
Sr. Vice President and Secretary                                      President


              INDIVIDUAL FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
                                NON-PARTICIPATING

THIS IS A VARIABLE ANNUITY CONTRACT. WHEN YOUR CONTRACT VALUE AND ANNUITY PAYMENTS ARE BASED ON THE INVESTMENT EXPERIENCE OF THE PORTFOLIOS, THE DOLLAR AMOUNTS ARE NOT GUARANTEED AND WILL INCREASE OR DECREASE. SEE "PURCHASE PAYMENT PROVISIONS", "INVESTMENT OPTIONS", AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.
================================================================================


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

                               CONTRACT DATA PAGE

PRODUCT:              Spinnaker(R) Variable Annuity - [NON-QUALIFIED ANNUITY]


OWNER:                [John Doe]                                JOINT OWNER:                 [Jane Doe]
   Address:           [1234 Main St.]                           Address:                     [1234 Main St.]
                      [Any City, ST 99999-9999]                                              [Any City, ST 99999-9999]
   Date of Birth:     [1/01/1967]                               Date of Birth:               [12/25/1967]
   Age:               [35]                                      Age: [35]


ANNUITANT:            [John Doe]                                JOINT ANNUITANT:             [Jane Doe]
   Address:           [1234 Main St.]                           Address:                     [1234 Main St.]
                      [Any City, ST 99999-9999]                                              [Any City, ST 99999-9999]
   Date of Birth:     [1/01/1967]                               Date of Birth:               [12/25/1967]
   Age:               [35]                                      Age: [35]
   Sex:               [Male]                                    Sex: [Female]


CONTRACT NUMBER:                                                  [LP12345678]


CONTRACT DATE:                                                    [5/01/2004]


INITIAL PURCHASE PAYMENT:                                         [$50,000]


EARNINGS ENHANCEMENT BENEFIT RIDER:                               [Selected or Not Selected]


MINIMUM GUARANTEED DEATH BENEFIT -
ANNUAL RESET RIDER:                                               [Selected or Not Selected]


DELIVERED IN THE STATE OF                   [ANY STATE]                         AND GOVERNED BY ITS LAWS.


MAXIMUM ISSUE AGE:   [85].  The contract date must be prior to the Owner's and Annuitant's (including any
Joint Owner's and Joint Annuitant's) [86th] birthday.


MAXIMUM ANNUITIZATION AGE:   [90].  Annuity payments must begin prior to the Annuitant's (including any Joint Annuitant's) [91st] birthday.


MINIMUM INITIAL PURCHASE PAYMENT:  [$2,000]


MINIMUM SUBSEQUENT PURCHASE PAYMENT: [$250]


MINIMUM GUARANTEED INTEREST RATE: [1.50%]




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                               CONTRACT DATA PAGE

INSURANCE CHARGES:

     MORTALITY AND EXPENSE RISK CHARGE:                           Equal on an annual basis to [1.25%] of the average daily
     net assets of each Portfolio.

     ASSET-RELATED ADMINISTRATION CHARGE:                            Equal on an annual basis to [0.15%] of the average
     daily net assets of each Portfolio.

     EARNINGS ENHANCEMENT BENEFIT RIDER CHARGE: If this rider was selected, the charge is equal on an annual basis to [0.15%] of the average daily net assets of each Portfolio and the Fixed Account.

     MINIMUM GUARANTEED DEATH BENEFIT - ANNUAL RESET RIDER CHARGE: If this rider was selected, the charge is equal on an annual basis to [0.20%] of the average daily net assets of each Portfolio.

ANNUAL ADMINISTRATION MAINTENANCE CHARGE:     [$30] each Contract Year.  The charge may be
changed prior to the Annuity Date but will never exceed $50 per Contract Year.  The charge is waived if the contract value is [$50,000] or more.

MINIMUM WITHDRAWAL: [$250] ([$100] if withdrawals made by electronic funds transfer), or the contract value if less. You must withdraw the entire amount out of an investment option if, after a withdrawal, the remaining balance in the investment option would be less than [$500]. You must withdraw the entire contract value and your Contract will terminate if, after a withdrawal, the remaining contract value would be less than [$1,000].

CONTINGENT DEFERRED SALES CHARGE: May be assessed on a withdrawal. The contingent deferred sales charge is stated as a percentage of the amount withdrawn that exceeds the 10% free withdrawal amount.

                              Contract Year                     Contingent Deferred Sales Charge
                              -------------                     --------------------------------
                                   [1                                8% of amount withdrawn]
                                   [2                                7% of amount withdrawn]
                                   [3                                6% of amount withdrawn]
                                   [4                                5% of amount withdrawn]
                                   [5                                4% of amount withdrawn]
                                   [6                                3% of amount withdrawn]
                                   [7                                2% of amount withdrawn]
                                   [8                                1% of amount withdrawn]
                                [After 8                             0% of amount withdrawn]

WITHDRAWAL CHARGE:  [$25] or 2% of the amount withdrawn, whichever is less, for each withdrawal after the first withdrawal in a Contract Year.

TRANSFERS: The minimum amount you can transfer out of any investment option at one time is [$500], or the entire value of the investment option if less. In addition to this [$500] minimum, transfers out of the Fixed Account are limited to a maximum of [10%] of the Fixed Account value per Contract Year. We may waive this [10%] limitation upon written notice to you. If we waive it, we reserve the right to reinstate the [10%] limitation upon written notice. You must transfer the entire amount of the investment option if, after a transfer, the remaining balance would be less than [$500]. The minimum amount you can transfer into any investment option is [$50].



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                               CONTRACT DATA PAGE

TRANSFER CHARGE: Each Contract Year, [12] transfers are free of charge. For each transfer after the [12th] transfer in a Contract Year, the transfer charge is [$10] or 2% of amount transferred, whichever is less.

PREMIUM TAXES: [As of the contract date, premium taxes are not charged in your state. However, if we ever incur such taxes, we reserve the right to make a deduction from your Contract for the payment of the premium taxes assessed in connection with your Contract.]

SEPARATE ACCOUNT:   Safeco Separate Account C

ELIGIBLE INVESTMENTS:
[1.  Safeco RST Money Market Portfolio]                          [22. Dreyfus IP - Technology Growth Portfolio - Initial
[2.  Safeco RST Bond Portfolio]                                       Shares]
[3.  Franklin U.S. Government Fund - Class 2]                    [23. The Dreyfus Socially Responsible Growth Fund, Inc. -
[4.  Dreyfus VIF - Quality Bond Portfolio - Initial Shares]           Initial Shares]
[5.  Federated High Income Bond Fund II]                         [24. INVESCO VIF-Health Sciences Fund]
[6.  Federated Capital Income Fund II]                           [25. Franklin Small Cap Fund - Class 2]
[7.  American Century VP Balanced]                               [26. AIM V.I. Aggressive Growth Fund (Series I Shares)]
[8.  Fidelity VIP Asset Manager Portfolio]                       [27. INVESCO VIF-Real Estate Opportunity Fund]
[9.  Dreyfus Stock Index Fund, Inc. - Service Shares]            [28. American Century VP International]
[10. ING VP Natural Resources Trust]                             [29. Templeton Growth Securities Fund - Class 2]
[11. Fidelity VIP Contrafund Portfolio ]                         [30. Templeton Developing Markets Securities Fund - Class 2]
[12. Fidelity VIP Growth & Income Portfolio]                     [31. JPMorgan International Equity Portfolio]
[13. Fidelity VIP Growth Portfolio]                              [32. AIM V.I. International Growth Fund (Series II Shares)]
[14. American Century VP Value]                                  [33. Safeco RST Core Equity Portfolio]
[15. Dreyfus VIF - Appreciation Portfolio - Initial Shares]      [34. Safeco RST Multi-Cap Core Portfolio]
[16. Fidelity VIP Equity-Income Portfolio]                       [35. Safeco RST Growth Opportunities Portfolio]
[17. American Century VP Ultra Class II]                         [36. Safeco RST Small-Cap Value Portfolio]
[18. Mutual Shares Securities Fund - Class 2]                    [37. Safeco Life Fixed Account]
[19. Dreyfus IP - MidCap Stock Portfolio - Initial Shares]
[20. JPMorgan Mid Cap Value Portfolio]
[21. AIM V.I. Capital Development Fund (Series II Shares)]




ANNUITY SERVICE OFFICE:
Home Office:                                Mailing Address:                          Telephone:        800-4SAFECO
Safeco Life Insurance Company               Safeco Life Insurance Company             Fax:              425-376-5599
Retirement Services                         Retirement Services
5069 154th Place NE                         P.O. Box 3882
Redmond, WA  98052-9669                     Seattle, WA  98124-3882




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                                TABLE OF CONTENTS
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CONTRACT DATA PAGE...................................................................................................Insert

DEFINITIONS
         Accumulation Phase...............................................................................................1
         Accumulation Unit................................................................................................1
         Annuitant........................................................................................................1
         Annuity Date.....................................................................................................1
         Annuity Unit.....................................................................................................1
         Beneficiary......................................................................................................1
         Contract.........................................................................................................1
         Contract Year....................................................................................................1
         Fixed Account....................................................................................................1
         General Account..................................................................................................1
         Income Phase.....................................................................................................1
         IRC..............................................................................................................1
         Owner............................................................................................................1
         Portfolios.......................................................................................................1
         Purchase Payment.................................................................................................1
         Separate Account.................................................................................................1

THE ANNUITY CONTRACT
         ABOUT THE CONTRACT...............................................................................................2
         OWNER............................................................................................................2
         ANNUITANT........................................................................................................2
         BENEFICIARY......................................................................................................2
                  Change of Beneficiary...................................................................................2

PURCHASE PAYMENT PROVISIONS
         PURCHASE PAYMENTS................................................................................................3
         ALLOCATION OF PURCHASE PAYMENTS..................................................................................3
         ACCUMULATION UNITS...............................................................................................3

INVESTMENT OPTIONS
         VARIABLE INVESTMENT OPTIONS......................................................................................5
                  Substitution of Shares..................................................................................5
         FIXED ACCOUNT....................................................................................................5
                  Interest Crediting......................................................................................5
                  Interest Compounding....................................................................................5
                  Minimum Value Guarantee.................................................................................6
         CONTRACT VALUE...................................................................................................6
         TRANSFERS........................................................................................................6
                  Limits on Excessive Transfers...........................................................................6

CHARGES
         INSURANCE CHARGES................................................................................................7
                  Mortality and Expense Risk Charge.......................................................................7
                  Asset-Related Administration Charge.....................................................................7
         ANNUAL ADMINISTRATION MAINTENANCE CHARGE.........................................................................7
         CONTINGENT DEFERRED SALES CHARGE.................................................................................7
         WITHDRAWAL CHARGE................................................................................................8
         TRANSFER CHARGE..................................................................................................8
         PREMIUM TAXES....................................................................................................8
         INCOME OR OTHER TAXES............................................................................................8

WITHDRAWAL PROVISIONS
         WITHDRAWALS......................................................................................................9
                  Repetitive Withdrawals..................................................................................9

ANNUITY PAYMENT PROVISIONS
         ANNUITY OPTIONS.................................................................................................10
                  Life Annuity...........................................................................................10
                  Life Annuity with Guaranteed Period....................................................................10
                  Joint and Survivor Life Annuity........................................................................10
                  Payments Based on a Number of Years....................................................................10
                  Automatic Option.......................................................................................11
         ANNUITY PAYMENTS................................................................................................11
                  Fixed Annuity Payments.................................................................................11
                  Variable Annuity Payments..............................................................................11
                  Changing Portfolio Elections after the Annuity Date....................................................12

DEATH BENEFIT PROVISIONS
         DEATH OF ANNUITANT Prior to the Annuity Date....................................................................13
         DEATH OF OWNER Prior to the Annuity Date........................................................................13
                  Calculation of Death Benefit...........................................................................13
                  Limitation on Death Benefit............................................................................14
                  Payment of Death Benefit...............................................................................14
         DEATH OF ANNUITANT On or After the Annuity Date.................................................................14
         DEATH OF OWNER On or After the Annuity Date.....................................................................15

GENERAL PROVISIONS
         ACCOUNT STATEMENTS..............................................................................................16
         ASSIGNMENT OF BENEFITS..........................................................................................16
         COMMUNICATIONS..................................................................................................16
         ESSENTIAL DATA..................................................................................................16
         EVIDENCE OF SURVIVAL............................................................................................16
         JURISDICTION....................................................................................................16
         MISSTATEMENT OF AGE OR SEX......................................................................................16
         NONPARTICIPATION................................................................................................16
         SEPARATE ACCOUNT................................................................................................16
         STATE REQUIRED BENEFITS.........................................................................................17
         SUSPENSION OF ANNUITY PAYMENTS, WITHDRAWALS, OR TRANSFERS.......................................................17
         TERMINATION OF CONTRACT.........................................................................................17
         THE CONTRACT....................................................................................................17
         VOTING RIGHTS...................................................................................................17

ANNUITY PURCHASE RATE TABLES
         VARIABLE ANNUITY PURCHASE RATE TABLE............................................................................18
         FIXED ANNUITY PURCHASE RATE TABLE...............................................................................19



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===========================================================================================================================
                                   DEFINITIONS
===========================================================================================================================

Accumulation Phase                  The period between the date we allocate your first Purchase Payment and the Annuity Date.

Accumulation                        Unit A measurement used to calculate value of a Portfolio during the Accumulation
                                    Phase and variable annuity payments made under the Payments Based on a Number of
                                    Years annuity option.

Annuitant                           The natural person(s) on whose life/lives annuity payments are based. You are the
                                    Annuitant unless you designate someone else before the Annuity Date.

Annuity Date                        The date annuity payments begin under an annuity option.

Annuity Unit                        A measurement used to calculate variable annuity payments during the Income
                                    Phase, except for the Payments Based on a Number of Years annuity option.

Beneficiary                         The person(s) named by the Owner and joint Owner, if any, to receive any death benefit payable in accordance with the provisions of this Contract.

Contract                            This Flexible Premium Deferred Variable Annuity.

Contract Year                       A 12-month period starting on the contract date shown on your contract data page and each anniversary of that date.

Fixed Account                       The investment option of this Contract that provides for guaranteed interest. Purchase Payments allocated to the Fixed Account become part of Safeco Life's
                                    General Account.

General Account                     The assets of Safeco Life other than those attributable to
                                    Separate Accounts.

Income Phase                        The period beginning on the Annuity Date during which the payee receives annuity payments.

IRC                                 The Internal Revenue Code of 1986, as amended.


Owner                               The person(s) or entity(ies) named on the contract application. The Owner has all ownership rights under this Contract.

Portfolios                          The variable investment options available under the Contract.

Purchase Payment                    An amount paid to Safeco Life for allocation under this Contract, less any premium tax due at the time this payment is made.

Separate Account                    A segregated asset account established under Washington law and shown on the contract data
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                                    page.
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                              THE ANNUITY CONTRACT
================================================================================

ABOUT THE CONTRACT              This Contract is an agreement
                                between Safeco Life and you, the Owner, where we promise to pay an income in the form of annuity payments, beginning on the date you select, or a death benefit. When you are investing money, your Contract is in the Accumulation Phase. Once you begin receiving annuity payments, your Contract is in the Income Phase.

                                You purchased this Contract with the initial
                                Purchase Payment you paid, and the Contract became effective on the contract date, shown on your contract data page.

                                The Contract is called a variable annuity because you can allocate money among variable investment Portfolios available within the Separate Account. The investment performance of the Portfolio(s) you select may be positive or negative and affects the value of your Contract and the amount of any variable annuity payments. You may also allocate money to the Fixed Account which credits guaranteed interest rates.

OWNER The Owner is shown on the contract application and cannot be changed. On the contract date, the Owner must not have been older than the maximum issue age shown on the contract data page. The Owner may exercise all ownership rights under this Contract.

                                If this Contract is owned by joint Owners, they must jointly exercise their ownership rights, unless we are directed otherwise by both joint Owners in writing. On the contract date, each joint Owner must not have been older than the maximum issue age shown on the contract data page. The joint Owner cannot be changed. An Owner who is a non-natural person (for example, a corporation or a trust) may not name a joint Owner.

ANNUITANT                       The Annuitant is/are the person(s) on whose
                                life/lives annuity payments are based. You are the Annuitant unless you designate someone else before the Annuity Date. If you designate someone else as Annuitant, that person must not be older than the maximum issue age on the contract date and the maximum annuitization age when annuity payments begin. The maximum issue age and the maximum annuitization age are shown on the contract data page.

                                An Owner who is a non-natural person may not change the Annuitant.

BENEFICIARY                     The Beneficiary receives any death benefit
                                payable in accordance with the provisions of this Contract. You initially name your Beneficiaries on the contract application.

     Change of Beneficiary      You may change your Beneficiary
                                designation at any time by sending us a signed and dated request. However, if a Beneficiary designation is irrevocable, that Beneficiary must consent in writing to any change. A new
                                Beneficiary designation revokes any prior designation and is not effective until we record the change. We are not responsible for the validity of any Beneficiary designation nor for any actions we may take prior to receiving and recording a Beneficiary change.

===============================================================================
                           PURCHASE PAYMENT PROVISIONS
===============================================================================

PURCHASE PAYMENTS               During the Accumulation Phase, you may
                                make additional Purchase Payments. You may change the amount and frequency of Purchase
                                Payments. The minimum dollar amounts are shown on the contract data page. If you stop making
                                Purchase Payments, all benefits under this Contract continue until the contract value is completely withdrawn.

                                Purchase Payments must be in lawful currency of the United States and submitted to our Home Office at 5069 154th Place NE, Redmond, WA 98052-9669, or P.O. Box 3882, Seattle, WA
                                98124-3882, or in a manner agreed to by Safeco Life.

                                We reserve the right to refuse any Purchase
                                Payment. If we do not accept a Purchase Payment, we will return it within five business days.

ALLOCATION OF PURCHASE          Your initial Purchase Payment will be allocated
 PAYMENTS                       according to your instructions on your contract
                                application. Unless you tell us otherwise, subsequent Purchase Payments will be allocated in the same proportion as your most recent Purchase Payment (unless that was a Purchase Payment you directed us to allocate on a one-time-only basis).

                                Once we receive your Purchase Payment, the portion to be allocated to the Fixed Account is credited as of the day it is received. The portion to be allocated to the Portfolios is effective and valued as of the next close of the New York Stock Exchange (NYSE). If for any reason the NYSE is closed when we receive your Purchase Payment, it will be valued as of the close of the NYSE on its next regular business day.

                                When we are required to guarantee a return of Purchase Payments during the Right to Examine period, we reserve the right to initially apply amounts designated for the Portfolios to the Safeco RST Money Market Portfolio as shown on the cover page of this Contract. These amounts will then be allocated in the manner you selected, unless you have canceled the Contract.

ACCUMULATION                    When you make Purchase Payments or transfers
UNITS                           into a Portfolio, we credit your Contract
                                with Accumulation Units. Similarly, when you request a withdrawal or a transfer of money from a Portfolio, Accumulation Units are liquidated. In either case, the increase or decrease in the number of your Accumulation
                                Units is determined by taking the dollar amount of the Purchase Payment, transfer, or withdrawal and dividing it by the value of an Accumulation
                                Unit on the date the transaction occurs.

                                We calculate the value of an Accumulation Unit for each Portfolio after the NYSE closes each day. To determine the current Accumulation Unit value, we take the prior day's Accumulation Unit value and multiply it by the Net Investment Factor for the current day.





                                The Net Investment Factor is used to measure the daily change in Accumulation Unit value for each Portfolio. The Net Investment Factor equals:

                                o    the net asset value per share of a
                                     Portfolio at the end of the current day
                                     plus the per share amount of any dividend or income distributions made by the Portfolio that day; divided by
                                o    the net asset value per share of a
                                     Portfolio at the end of the prior day plus the per share amount of any dividend or income distributions made by the Portfolio that day; minus
                                o the daily insurance charges, expressed as a percentage of the total net assets of the Portfolio.

                                The value of an Accumulation Unit will usually go up or down from day to day.

================================================================================
                               INVESTMENT OPTIONS
================================================================================

VARIABLE NVESTMENT OPTIONS      You may allocate money to the
                                Portfolios shown on the contract data page. We reserve the right to add, combine, restrict, or remove any Portfolio as an investment option of this Contract. Portfolios have different investment objectives. Investment performance of a Portfolio may be positive or negative.

     Substitution of Shares     If any shares of the Portfolios are no
                                longer available, or if in our view no longer meet the purpose of the Contract, it may be necessary to substitute shares of another
                                Portfolio. We will seek prior approval of the Securities and Exchange Commission (SEC) and give you notice before doing this.

FIXED ACCOUNT                   The Fixed Account is part of Safeco
                                Life's General Account and provides for
                                guaranteed interest rates as follows.

     Interest Crediting         We establish the annual effective
                                interest rates that apply to Purchase Payments allocated to the Fixed Account. The annual effective interest rate will be at least the minimum guaranteed interest rate shown on the contract data page.

                                Each Purchase Payment allocated to the Fixed
                                Account will be credited with the interest rate established for the date that we receive the Purchase Payment. This rate will apply to the Purchase Payment for an initial period of at least 12 months from the date we receive it.

                                We can adjust the interest rate after the completion of that initial period. The adjusted rate will apply to that Purchase Payment and its credited interest for at least 12 months, when the rate can again be adjusted. From then on, we cannot adjust the interest rate more often than every 12 months.

                                Different interest rates may apply to each of your Purchase Payments depending on the interest rate established for the date that we received the Purchase Payment and any subsequent rate adjustments.

                                For the purpose of crediting interest, when you take a withdrawal from the Fixed Account, the Purchase Payment you last made, and the interest credited to it, is considered to be withdrawn first.

                                If you stop allocating Purchase Payments to the Fixed Account, we will continue to credit your balance in the Fixed Account with the applicable interest rate(s).

     Interest Compounding       Safeco Life credits interest daily
                                on each Purchase Payment allocated to the Fixed
                                Account from the date we receive your payment up to, but not including, the date you withdraw the funds from the Fixed Account.

                                Annual effective interest rates show the effect of daily compounding of interest over a 12-month period.

     Minimum Value Guarantee    Upon a total withdrawal from the
                                Fixed Account, you will not receive less than 90% of your Purchase Payments and transfers allocated to the Fixed Account accumulated at an annual effective interest rate of 3% each year, less prior withdrawals and transfers from the Fixed Account accumulated at an annual effective interest rate of 3% each year. If necessary to meet this minimum, charges will be waived.

CONTRACT VALUE                  Your contract value is the sum of the values in
                                the Portfolios and the Fixed Account
                                attributable to your Contract.  We calculate
                                this by:
                                o adding all the Purchase Payments you invested;
                                o subtracting the charges which have been
                                  deducted;
                                o subtracting the withdrawals you have made;
                                o adjusting for each Portfolio's gain or loss;
                                o adding the interest we credit while any of
                                  your contract value is in the Fixed Account;
                                o subtracting the amounts withdrawn for an
                                  annuity option; and
                                o subtracting the amounts withdrawn to pay the
                                  death benefit.

TRANSFERS                       During the Accumulation Phase, you can transfer
                                money among the Portfolios and the Fixed
                                Account. The minimum amounts that can be transferred are shown on the contract data page.
                                In each Contract Year a specified number of transfers are free of charge. Each additional transfer in a Contract Year may have a transfer charge. The number of free transfers and the transfer charge are shown on the contract data page.

                                We reserve the right to modify, suspend, or terminate transfer privileges at any time. In addition, if we receive a transfer request that is to be allocated to the Fixed Account and we are not able to invest the money such that we can credit at least the minimum guaranteed interest rate, we reserve the right to reject the portion of the transfer request that was to be allocated to the Fixed Account.

     Limits on Excessive        We may restrict or eliminate the right to make
     Transfers                  transfers among Portfolios if such rights are
                                executed by you, a market timing firm, or similar third party authorized to initiate transfers or exchange transactions on your behalf. For example, we reserve the right to reject any transfer request if, in our judgment, you are engaging in a pattern of transfer that may disadvantage other contract owners or would cause a Portfolio to be unable to invest effectively in accordance with its investment objectives and policies or would otherwise be potentially adversely affected. In addition, if we or any affected Portfolio believes you are engaging in activity as described above or similar activity which will potentially hurt the rights or interests of other contract owners, we have the right to restrict the number of transfers you make.

                                We will continue to monitor the transfer activity occurring among the Portfolios and may modify these transfer restrictions at any time if we deem it necessary to protect the interest of all contract owners. These modifications may include curtailing or eliminating, without notice, the ability to use the Internet or telephone in making transfers.

================================================================================
                                     CHARGES
================================================================================

The following charges apply to your Contract:

INSURANCE CHARGES               Each day we make deductions for our
                                insurance charges. We do this as part of our calculation of the value of Accumulation Units and Annuity Units. The insurance charges are as follows:

     Mortality and Expense      The mortality and expense risk charge is equal,
     Risk Charge                on an annual basis, to a percentage of the
                                average daily net assets of each Portfolio. The percentage is shown on the contract data page.

     Asset-Related              The asset-related administration charge is
     Administration Charge      equal, on an annual basis, to a percentage of
                                the average daily net assets of each Portfolio.
                                The percentage is shown on the contract
                                data page.
Annual Administration           The annual administration maintenance charge,
Maintenance Charge              shown on the contract data page, will be
                                deducted from your Contract on the last day of each Contract Year and if you withdraw the entire contract value. The investment option from which this charge is deducted is determined by the hierarchical order of the investment options shown on the contract data page.

                                We will not deduct this charge if your contract value is at least equal to the amount shown on the contract data page when the deduction is to be made. During the Income Phase, we will not deduct this charge unless the payee is receiving annuity payments under the Payments Based on a Number of Years annuity option and your contract value was less than the amount shown on the contract data page when annuity payments began.

CONTINGENT DEFERRED SALES       A contingent deferred sales charge may be
CHARGE                          assessed on withdrawals from your Contract. The
                                charge is a percentage of the amount withdrawn and is shown on the contract data page.
                                When the withdrawal is for only part of your contract value, the charge will be deducted from the remaining contract value, unless you tell us otherwise.

                                You can withdraw 10% of your contract value each Contract Year without a contingent deferred sales charge. The determination of whether more than 10% of the contract value has been withdrawn is made at the time of withdrawal. If you take more than one withdrawal in a Contract Year, the previous withdrawals in the Contract Year are added to the current contract value to determine whether more than 10% of the contract value has been withdrawn in that Contract Year.

                                Contingent deferred sales charges will not be assessed on the following:
                                o withdrawals, if the total amount withdrawn during the Contract Year does not exceed 10% of the contract value;
                                o withdrawals taken for payment of the annual administration maintenance charge, withdrawal charges, transfer charges, the annual systematic distribution charge, or premium taxes;
                                o repetitive withdrawals, if the withdrawals are equal or substantially equal and are expected to deplete the contract value over your life expectancy or the joint life expectancy of you and your Beneficiary;

                                o    annuity payments;
                                o    withdrawals taken on account of your death;
                                     and
                                o    withdrawals taken after you have been
                                     confined to a hospital or nursing home for 30 consecutive days if:
                                o the confinement begins after the contract date; and
                                o    the withdrawal is taken:
                                o    during confinement; or
                                o    within 60 days after confinement ends.

                                     We may require proof of confinement.

                                    Hospital may be defined in one of two ways:
                                (1) a lawfully operated institution that is licensed as a hospital by the Joint Commission of Accreditation of Hospitals; or

                                (2) a lawfully operated institution that provides in-patient treatment under the direction of a staff of physicians and has 24-hour per day nursing services.

                                    Nursing home is defined as a facility
                                    licensed by the state that provides
                                    convalescent or chronic care for in-patients who, by reason of illness or infirmity, are unable to properly care for themselves.

WITHDRAWAL CHARGE               The withdrawal charge, shown on the
                                contract data page, is deducted for each withdrawal after the first withdrawal in a Contract Year. This charge will be deducted from your remaining contract value, unless you tell us otherwise.

                                We will not deduct this charge for annuity payments, repetitive withdrawals, or if you withdraw the entire contract value.

TRANSFER CHARGE                 The transfer charge is deducted from your
                                Contract for each transfer in excess of the number of free transfers allowed in a Contract
                                Year. The transfer charge and the number of free transfers are shown on the contract data page.

                                Scheduled transfers authorized by us as part of an investment strategy such as dollar cost averaging, appreciation or interest sweep, portfolio rebalancing, or asset allocation programs do not count against your free transfers.

PREMIUM TAXES                   The contract data page shows whether or not
                                premium tax is charged in your state as of the contract date.

INCOME OR OTHER TAXES           Currently we do not pay income or other taxes on
                                earnings attributable to your Contract.
                                However, if we ever incur such taxes, we reserve the right to deduct them from your Contract.

================================================================================
                              WITHDRAWAL PROVISIONS
================================================================================

WITHDRAWALS                     Before the commencement of annuity payments, you
                                may withdraw part or all of your contract value.
                                The minimum amount that can be withdrawn is shown on the contract data page.

                                To take withdrawals, you must send a written request to our Home Office. Unless you tell us differently, partial withdrawals will be made pro rata from each investment option. Once we receive your request, withdrawals from the Portfolios will be effective as of the next close of the NYSE.

                                A withdrawal may have a contingent deferred sales charge, a withdrawal charge, and, if you surrender the Contract by withdrawing the entire contract value, an annual administration maintenance charge.

     Repetitive Withdrawals     You may request repetitive
                                withdrawals of a predetermined amount on a monthly, quarterly, or annual basis by completing the appropriate form.

================================================================================
                           ANNUITY PAYMENT PROVISIONS
================================================================================

ANNUITY OPTIONS                 The Income Phase will start no later
                                than the maximum annuitization age shown on the contract data page, or an earlier date if required by law. During the Income Phase, the payee (you or someone you choose) receives regular annuity payments beginning on the Annuity Date.

                                To start the Income Phase, you must notify us in writing at least 30 days prior to the date that you want annuity payments to begin. You may choose annuity payments under an annuity option described in this Contract or another annuity option that you want and that we agree to provide. You cannot start the Income Phase until the Contract has been in effect for at least one year (eight years for the Payments Based on a Number of Years annuity option). If the amount applied to an annuity option is less than $5,000, we may pay you in a lump sum where permitted by state law. We reserve the right to change the payment frequency if payment amounts would be less than $250.

                                Switching to the Income Phase is irrevocable. Once you begin receiving annuity payments, you cannot switch back to the Accumulation Phase. You cannot add Purchase Payments, change or add an Annuitant, change the annuity option, or change between fixed and variable annuity payments. When the Contract switches to the Income Phase, the minimum guaranteed death benefit will no longer be applicable.

     Life Annuity               The payee receives monthly annuity
                                payments as long as the Annuitant is living.
                                Annuity payments stop when the Annuitant dies.

     Life Annuity with          The payee receives monthly annuity payments for
     Guaranteed Period          the longer of the Annuitant's life or a
                                guaranteed period of five or more years as selected by you and agreed to by us. If the Annuitant dies before all guaranteed payments have been made, the rest will be made to the payee designated by the Owner. Annuity payments stop the later of the date the Annuitant dies or the date the last guaranteed payment is made.

                                As an alternative to monthly payments, the payee may elect to have the present value of the guaranteed variable annuity payments remaining as of the date the notice of death is received by us commuted at the assumed investment return of 4% and paid in a single payment.

     Joint and Survivor Life    The payee receives monthly annuity payments as
     Annuity                    long as the Annuitant is living. After the
                                Annuitant dies, the payee receives a specified percentage of each annuity payment as long as the second Annuitant is living. You name the second Annuitant and payment percentage at the time you elect this option. Annuity payments stop the later of the date the Annuitant dies or the date the second Annuitant dies.

     Payments Based on a        The payee receives annuity payments based on a
     Number of Years            number of years as selected by you and agreed to
                                by us. You must select a period of at least five years. You may select monthly, quarterly, or annual annuity payments. Each annuity payment reduces the number of
                                Accumulation Units and/or value of the Fixed
                                Account in the Contract. Annuity payments continue until the entire value in the Portfolios and/or the Fixed Account has been paid out. You can stop these annuity payments at any time and receive a lump sum equal to the remaining contract value. This option does not promise to make payments for the Annuitant's life. If the Owner dies before all annuity payments have been made, there will be a death benefit payable in accordance with the "DEATH OF
                                OWNER On or After the Annuity Date" provision.

                                This annuity option is only available after the eighth Contract Year and if your contract value is $25,000 or more at the time this option is selected.

     Automatic Option           If you do not choose an annuity option at least
                                30 days before the latest Annuity Date
                                allowed under this Contract and if your contract value is at least $25,000, we will make annuity payments under the Payments Based on a Number of Years annuity option. The number of years will be equal to the Annuitant's life expectancy. If your contract value is less than $25,000, we will make annuity payments under the Life Annuity with Guaranteed Period annuity option. The guaranteed period will be equal to 10 years.

ANNUITY PAYMENTS                You can choose whether annuity payments
                                will be made on a fixed basis, variable basis, or both. If you don't tell us otherwise, annuity payments will be based on the investment allocations in place on the Annuity Date. After the Annuity Date, you may not switch between fixed annuity payments and variable annuity payments.

     Fixed Annuity Payments     The dollar amount of each fixed annuity payment
                                will stay the same.  Annuity payments
                                under the Payments Based on a Number of Years annuity option will be based on the minimum guaranteed interest rate and the number of annuity payments you selected. Annuity payments under all other annuity options will be determined by applying the contract value that you want to use to purchase fixed annuity payments to the Fixed Annuity Purchase Rate
                                Table of this Contract, or the current rates at that time if more favorable to you. If premium taxes are required by state law, these taxes will be deducted before the annuity payments are calculated.

     Variable Annuity Payments  The dollar amount of each
                                variable annuity payment will vary depending on the investment performance of the Portfolios that you selected. Annuity payments under the Payments Based on a Number of Years annuity option will be based on a reasonable rate of return and the number of annuity payments you selected. Annuity payments under all other annuity options will be determined as described below.

                                First Variable Annuity Payment: The dollar amount of the first variable annuity payment is the sum of the payments from each Portfolio determined by applying the contract value used to purchase variable annuity payments, as of the 15th day of the preceding month, to the Variable Annuity Purchase Rate Table of this Contract. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open. If premium taxes are required by state law, these taxes will be deducted before the annuity payment is calculated.

                                Subsequent Variable Annuity Payments: The dollar amount of each subsequent variable annuity payment is the sum of the payments from each Portfolio, which are determined by multiplying the number of Annuity Units credited for that Portfolio by the Annuity Unit value of that Portfolio as of the 15th of the month preceding the annuity payment. If the NYSE is not open on that date, the calculation will be made on the next day that the NYSE is open.

                                    Number of Variable Annuity Units: The number of Annuity Units credited for each Portfolio is the amount of the first annuity payment attributable to that Portfolio divided by the value of the applicable Annuity Unit for that Portfolio as of the 15th day of the month preceding the Annuity Date. The number of Annuity Units used to calculate the variable annuity payment each month remains constant unless you change Portfolio elections.

                                    Value of Variable Annuity Units: The value of an Annuity Unit will usually increase or decrease from one month to the next. For each month after the first month, the value of an Annuity Unit of a particular Portfolio is:
                                    o   the value of that Annuity Unit as of
                                        the 15th day of the preceding month
                                        (or the next day that the NYSE is open);
                                    o multiplied by the Net Investment Factors for that Portfolio; and
                                    o divided by the Assumed Investment Factor for the period.

                                    The Net Investment Factor is a number that represents the change in the Accumulation Unit value of a Portfolio on successive days when the NYSE is open. The Net Investment Factor for any Portfolio for any valuation day is determined by dividing the current Accumulation Unit value by the prior day's Accumulation Unit value. The Net Investment Factor will likely be different than the Assumed Investment Factor, and therefore the Annuity Unit value will usually increase or decrease.

                                    The Assumed Investment Factor for a one-day valuation period is 1.00010746. This factor neutralizes the assumed investment return of 4% in the Variable Annuity Purchase Rate Table.

                                We guarantee that the dollar amount of each variable annuity payment made after the first payment will not be adversely affected by variations in actual mortality experience or actual expenses incurred in excess of the expense deductions provided for in the Contract.

     Changing Portfolio         If you have selected variable annuity payments,
     Elections after the        after the Annuity Date you may request to change
     Annuity Date               Portfolio elections once a month. Transfers are
                                not allowed to or from the Fixed Account.
                                Changes will affect the number of units used to calculate annuity payments.

================================================================================
                            DEATH BENEFIT PROVISIONS
================================================================================

DEATH OF ANNUITANT              If the Annuitant is not an Owner and the
Prior to the Annuity Date       Annuitant dies before the Annuity Date, you must
                                designate a new Annuitant. If no designation is made within 30 days after we are notified of the Annuitant's death, you will become the Annuitant.

                                If this Contract is owned by a non-natural person (for example, a corporation or trust), the death of the Annuitant will be treated as the death of the Owner. In this case, all references to "Owner" and "joint Owner" in these provisions are replaced by "Annuitant" and "joint Annuitant".

Death of Owner                  If any Owner dies before the Annuity Date, we
Prior to the Annuity Date       will pay a death benefit to the:
                                o surviving Owner or joint Owner; or
                                  if there is no surviving Owner or joint Owner or if the Owner is a non-natural person, then
                                o surviving primary Beneficiary(ies); or if
                                  none, then
                                o surviving contingent Beneficiary(ies); or if
                                  none, then
                                o the estate of the last Owner to die.

                                If the death benefit is payable to the Owner's spouse, the spouse will have the option to continue the Contract and will then be the Owner of the Contract.

     Calculation of Death       The death benefit is the higher of:
     Benefit                    (1)  the current contract value; or
                                (2)  if the death benefit is payable upon the
                                     sole Owner's or older joint Owner's death, the minimum guaranteed death benefit.

                                When determining the higher of (1) or (2) above, the calculations are based on the earlier of:
                                o the date we receive proof of death and the
                                  first election of how to take the death
                                  benefit payment; or
                                o    six months from the date of death.

                                     If we receive due proof of death and the first death benefit payment election within 6 months of the date of death: If the minimum guaranteed death benefit exceeds the contract value, we will add the difference to the contract value on the date we receive the required information so that the contract value will equal the minimum guaranteed death benefit. This additional amount will be allocated to the investment options in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable charges until the date the death benefit is paid.

                                     If we receive due proof of death and the first death benefit payment election more than 6 months after the date of death: If the minimum guaranteed death benefit exceeds the contract value on the 6-month anniversary of the date of death, we will credit the difference with interest at the prevailing money market rates from the 6-month anniversary until the date we receive the required information. At that time we will allocate this additional amount, with the credited interest, to the investment options in the same proportion that Purchase Payments were last allocated. Thereafter, the contract value will be subject to investment performance and applicable contract charges until the date payment is made.

                                Minimum Guaranteed Death Benefit: The minimum guaranteed death benefit is initially equal to the first Purchase Payment. It is immediately increased by additional Purchase Payments and adjusted for withdrawals. After such withdrawals, the minimum guaranteed death benefit will be recalculated by multiplying the prior minimum guaranteed death benefit by the ratio of the contract value after the withdrawal to the contract value before the withdrawal.

                                Minimum Guaranteed Death Benefit Reset: The minimum guaranteed death benefit will be reset on each 8-year contract anniversary until the older Owner attains age 72. The reset benefit is equal to the immediately preceding minimum guaranteed death benefit or the contract value on that date, if higher.

     Limitation on Death        At most, one minimum guaranteed death benefit
     Benefit                    will be paid during the life of the Contract.
                                In addition, the maximum amount that we will add to the contract value is limited to $1 million. This limitation applies to any amount added to the contract value so that the contract value equals the minimum guaranteed death benefit. All subsequently issued contracts will be aggregated for this limitation if your death triggers payment of a death benefit under such contracts.

     Payment of Death Benefit   To pay the death benefit, we
                                need proof of death acceptable to us, such as a certified copy of a death certificate, plus written direction regarding how to pay the death benefit payment. If the death benefit is payable to an Owner's estate, we will pay it in a single payment.

                                The death benefit may be paid as:
                                o a lump sum payment or series of withdrawals that are completed within five years from the date of death; or
                                o    annuity payments made over life or life
                                     expectancy. To receive annuity payments, this election must be made within 60 days from our receipt of proof of death. Annuity payments must begin within one year from the date of death. Once annuity payments begin, they cannot be changed.

                                If a person entitled to receive a death benefit dies before the death benefit is distributed, we will pay the death benefit to that person's named beneficiary or, if none, to that person's estate.

DEATH OF ANNUITANT              If the Annuitant is not the Owner and dies after
On or After                     the Annuity Date, then we will continue paying
the Annuity Date                any remaining annuity payments to the payee
                                designated by the Owner.


DEATH OF OWNER                  If the Owner dies after the Annuity Date, then
On or After the Annuity Date    any amounts paid after the death of the Owner
                                will depend on which annuity option was
                                selected. If the Owner dies while annuity payments are being paid under the Payments Based on a Number of Years annuity option, we will pay a death benefit equal to the contract value as of the date we receive proof of death and the first election of how to take the death benefit payment. If the Owner dies while annuity payments are being paid under another option, we will pay any remaining annuity payments in accordance with that option. We will pay remaining annuity payments at least as rapidly as under the annuity option then in effect. The right to receive the death benefit under the Payments Based on a Number of Years annuity option or to change the payee for remaining annuity payments under another annuity option is determined as follows:

                                o the surviving Owner or joint Owner; or if
                                  none, then
                                o the surviving primary Beneficiary(ies); or if
                                  none, then
                                o the surviving contingent Beneficiary(ies); or
                                  if none, then
                                o the estate of the last Owner to
                                  die.

================================================================================
                               GENERAL PROVISIONS
================================================================================

ACCOUNT STATEMENTS                  At least once each calendar year
                                    we will furnish you with a statement showing your contract value or, if applicable and required by law, your Annuity Units and the Annuity Unit values.

ASSIGNMENT OF BENEFITS              This Contract may not be sold,
                                    transferred, assigned, discounted, or
                                    pledged as collateral for a loan or as
                                    security for the performance of an
                                    obligation or for any other purpose (other than a transfer incident to a divorce or a tax-free exchange under IRC Section 1035).

COMMUNICATIONS                      All written communications to you will be
                                    addressed to you at your last known address on file with Safeco Life.

                                    All written communications to Safeco Life must be addressed to Safeco Life at its Home Office at 5069 154th Place NE, Redmond, Washington 98052-9669 or P.O. Box 3882, Seattle, Washington 98124-3882.

ESSENTIAL DATA                      You and each person entitled to receive
                                    benefits under this Contract must provide us with any information we need to administer this Contract. We are entitled to rely exclusively on the completeness and accuracy of data furnished by you, and we will not be liable with respect to any omission or inaccuracy.

EVIDENCE OF SURVIVAL                When any payments under this
                                    Contract depend upon any person being alive on a given date, we may require satisfactory proof that the person is living before making such payments.

JURISDICTION                        In the event of a dispute, the laws of the
                                    jurisdiction in which the Contract is
                                    delivered will apply.

MISSTATEMENT OF AGE OR SEX          We may require satisfactory proof of correct
                                    age or sex at any time.
                                    o   If annuity payments are based on life
                                        or life expectancy and the age or sex of any Annuitant has been misstated, annuity payments will be based on the corrected information. Underpayments will be made up in a lump sum with the next scheduled payment. Overpayments will be deducted from future payments until the total is repaid. We will not credit interest on underpayments or charge interest on overpayments.
                                    o   If the age of any Annuitant or Owner
                                        has been misstated, the amount of any
                                        death benefit payable will be
                                        determined based on the correct age of
                                        the Annuitant or Owner.

NONPARTICIPATION                    This Contract is nonparticipating, which
                                    means it will not share in any distribution of profits, losses, or surplus of Safeco
                                    Life.

SEPARATE ACCOUNT                    The Separate Account holds the assets that
                                    underlie the contract values invested in the Portfolios. The assets in the Separate
                                    Account are the property of Safeco Life.
                                    However, assets in the Separate Account that are attributable to Contracts are not chargeable with liabilities arising out of any other business we may conduct. Income, gains and losses (realized and unrealized), resulting from assets in the Separate
                                    Account are credited to or charged against the Separate Account without regard to other income, gains or losses of Safeco Life.

STATE REQUIRED BENEFITS             The benefits of this
                                    Contract will not be less than the minimum benefits required by any statute of any state in which this Contract is delivered.


SUSPENSION OF ANNUITY PAYMENTS,     We may be required to suspend or postpone
WITHDRAWALS, OR TRANSFERS           payment of annuity payments, withdrawals, or
                                    transfers from the Portfolios for any
                                    period of time when:
                                    o  the NYSE is closed (other than
                                       customary weekend or holiday closings);
                                    o  trading on the NYSE is restricted;
                                    o  an emergency exists such that disposal
                                       of or determination of the value of the
                                       Portfolio shares is not reasonably
                                       practicable; or
                                    o  the SEC, by order, so
                                       permits for your protection.

                                    In addition, we retain the right to defer payment of withdrawals or transfers from the Fixed Account for a period of 6 months after receiving the request. The interest rates credited to the Fixed Account during this period will not be less than the rate required under state law.

TERMINATION OF CONTRACT             This Contract will terminate
                                    when Safeco Life has completed all of its duties and obligations under the Contract.

THE CONTRACT                        The Contract, contract data page,
                                    and contract application, as may be amended, and any endorsements are the entire
                                    Contract. Only an authorized officer of
                                    Safeco Life may change this Contract. Any change must be in writing. Safeco Life reserves the right to change the provisions of this Contract to conform to any applicable law, regulation, or ruling issued by a government agency.

VOTING RIGHTS                       Safeco Life is the legal owner of the
                                    Portfolios' shares. However, when a
                                    Portfolio solicits proxies in connection with a shareholder vote, we are required to ask you for instructions as to how to vote those shares. All shares are voted in the same proportion as the instructions we received. Should we determine that we are no longer required to comply with the above, we will vote the shares in our own right.

===============================================================================
                          ANNUITY PURCHASE RATE TABLES
===============================================================================

                      VARIABLE ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Variable Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected using a generational approach with an initial projection of 20 years. An age setback of 1 year will be used if the annuity payments begin in the year 2013-2022, 2 years if the annuity payments begin in the year 2023-2032, and an additional 1-year setback for each additional 10 years. The assumed investment return in the table is 4.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Safeco Life upon request.

       Consideration Required to Purchase $1 of Monthly Variable Annuity*
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                  Life Annuity                  Life Annuity                  Life Annuity               Joint & Survivor**
                No Period Certain              5 Years Certain              10 Years Certain                          5 Years
                                                                                                         Life         Certain
   Age         Male          Female          Male          Female          Male          Female        Annuity        and Life
   60        $197.53         $212.16       $198.19         $212.54       $200.20        $213.72         $230.94       $230.94
   61         193.64          208.52        194.37          208.94        196.57         210.24          227.76        227.76
   62         189.65          204.77        190.44          205.23        192.88         206.66          224.45        224.46
   63         185.55          200.90        186.42          201.42        189.13         202.98          221.03        221.04
   64         181.35          196.93        182.31          197.50        185.33         199.22          217.48        217.50
   65         177.06          192.84        178.12          193.47        181.50         195.37          213.81        213.83
   66         172.68          188.65        173.87          189.33        177.63         191.43          210.02        210.04
   67         168.23          184.34        169.56          185.09        173.76         187.42          206.09        206.12
   68         163.72          179.91        165.22          180.74        169.88         183.34          202.05        202.08
   69         159.18          175.37        160.85          176.29        166.01         179.20          197.88        197.92
   70         154.60          170.71        156.48          171.73        162.17         175.01          193.59        193.64
   71         150.02          165.94        152.11          167.08        158.37         170.78          189.18        189.24
   72         145.44          161.07        147.76          162.36        154.62         166.52          184.66        184.74
   73         140.86          156.11        143.42          157.57        150.93         162.26          180.03        180.13
   74         136.27          151.08        139.09          152.73        147.30         158.01          175.30        175.43
   75         131.68          145.99        134.77          147.87        143.74         153.79          170.48        170.63
   76         127.09          140.88        130.49          143.00        140.26         149.63          165.58        165.76
   77         122.51          135.74        126.25          138.13        136.87         145.54          160.59        160.83
   78         117.95          130.59        122.05          133.29        133.58         141.54          155.55        155.83
   79         113.42          125.44        117.92          128.46        130.42         137.65          150.44        150.79
   80         108.93          120.28        113.85          123.67        127.38         133.89          145.29        145.72
   81         104.49          115.13        109.87          118.94        124.48         130.28          140.10        140.62
   82         100.10          110.01        105.98          114.28        121.74         126.86          134.89        135.53
   83          95.78          104.94        102.19          109.72        119.16         123.63          129.67        130.45
   84          91.53           99.92         98.50          105.28        116.75         120.62          124.46        125.41
   85          87.36           94.99         94.94          100.98        114.50         117.82          119.27        120.42
   86          83.26           90.15         91.50           96.85        112.41         115.23          114.12        115.52
   87          79.24           85.43         88.21           92.92        110.47         112.85          109.02        110.72
   88          75.30           80.83         85.06           89.19        108.68         110.66          103.99        106.04
   89          71.50           76.43         82.09           85.70        107.04         108.66           99.07        101.53
   90          67.84           72.24         79.28           82.44        105.56         106.88           94.29         97.19

* The consideration shown refers to the net value of the Portfolios used to purchase a variable annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity initially equivalent to a monthly income of $1,000 will cost $177,060. However, because this is a variable annuity, the dollar amount of this monthly income is not guaranteed and may increase or decrease.

** Annuitant and second Annuitant are assumed to be the same age.


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                        FIXED ANNUITY PURCHASE RATE TABLE

MORTALITY TABLE USED: The rates in the Fixed Annuity Purchase Rate Table are based upon the Annuity 2000 Mortality Table projected using a generational approach with an initial projection of 20 years. The effective interest rate assumed in the table is 2.00%.

Age is to be taken for the exact number of years and completed months. Values for fractional ages are obtained by simple interpolation. Consideration for ages or combination of lives not shown will be furnished by Safeco Life upon request.

         Consideration Required to Purchase $1 of Monthly Fixed Annuity*

                  Life Annuity                  Life Annuity                  Life Annuity               Joint & Survivor**
                No Period Certain              5 Years Certain              10 Years Certain                          5 Years
                                                                                                         Life         Certain
   Age         Male          Female          Male          Female          Male          Female        Annuity        and Life
   60        $255.94         $279.92       $256.65         $280.33       $258.98        $281.70         $311.12       $311.13
   61         249.36          273.38        250.13          273.83        252.70         275.34          304.87        304.88
   62         242.72          266.76        243.56          267.26        246.40         268.91          298.51        298.52
   63         236.01          260.05        236.93          260.60        240.09         262.42          292.04        292.05
   64         229.25          253.27        230.27          253.88        233.78         255.88          285.46        285.48
   65         222.44          246.42        223.57          247.09        227.50         249.29          278.79        278.81
   66         215.61          239.50        216.87          240.23        221.25         242.67          272.02        272.04
   67         208.76          232.51        210.18          233.31        215.06         236.02          265.15        265.18
   68         201.92          225.45        203.52          226.33        208.93         229.36          258.20        258.23
   69         195.12          218.32        196.91          219.30        202.90         222.69          251.16        251.21
   70         188.37          211.14        190.37          212.22        196.98         216.04          244.06        244.11
   71         181.68          203.90        183.91          205.12        191.19         209.41          236.88        236.95
   72         175.07          196.62        177.54          198.00        185.53         202.84          229.66        229.74
   73         168.55          189.33        171.28          190.88        180.01         196.34          222.38        222.49
   74         162.10          182.04        165.10          183.81        174.64         189.94          215.08        215.21
   75         155.71          174.78        159.01          176.79        169.43         183.67          207.75        207.91
   76         149.41          167.58        153.04          169.85        164.39         177.55          200.41        200.61
   77         143.20          160.44        147.18          163.00        159.52         171.61          193.08        193.33
   78         137.08          153.39        141.45          156.26        154.85         165.86          185.77        186.08
   79         131.07          146.41        135.87          149.64        150.39         160.32          178.49        178.87
   80         125.19          139.52        130.43          143.14        146.14         155.02          171.25        171.71
   81         119.42          132.74        125.16          136.80        142.13         149.99          164.06        164.63
   82         113.80          126.08        120.06          130.63        138.35         145.25          156.95        157.64
   83         108.31          119.55        115.13          124.65        134.83         140.82          149.93        150.77
   84         102.96          113.18        110.38          118.89        131.56         136.71          143.01        144.03
   85          97.76          106.98        105.83          113.37        128.54         132.93          136.21        137.45
   86          92.70          100.97        101.48          108.12        125.74         129.45          129.54        131.05
   87          87.79           95.16         97.34          103.14        123.18         126.28          123.02        124.85
   88          83.02           89.57         93.42           98.48        120.82         123.38          116.67        118.88
   89          78.46           84.26         89.74           94.14        118.68         120.77          110.53        113.17
   90          74.10           79.24         86.28           90.11        116.76         118.46          104.61        107.73

* The consideration shown refers to the net value of the Fixed Account used to purchase a fixed annuity after premium taxes or other applicable charges are deducted. For example, if the Annuitant is a 65-year old male, a Life Annuity which provides a guaranteed monthly income of $1,000 will cost $222,440.

** Annuitant and second Annuitant are assumed to be the same age.
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